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                                                              Exhibit 10(iii).24



                              AMENDMENT NUMBER SIX
                         IT CORPORATION RETIREMENT PLAN
                                1993 RESTATEMENT




         The IT Corporation Retirement Plan (1993 Restatement) shall be amended as follows:

         A. The first sentence of Section 7.10(e) shall be amended, effective for loans originating after May 27, 1998, to read as follows:

         All loans of at least $2,000 shall be repaid over a period not to exceed five full years.

         B. Section 8.2 shall be amended in its entirety, effective July 1, 1995, to read as follows:

         8.2 Vesting of Company Fixed Contribution Accounts, Matching Contribution Accounts, and Discretionary Company Contribution Accounts. The Vested Interest of each Participant in his Company Fixed Contribution Account, Matching Contribution Account, and Discretionary Company Contribution Account shall be determined on the basis of the Participant's Years of Service, in accordance with the following schedule.

             Number of Years of Service                     Vesting Percentage
             --------------------------                     ------------------

             Less than 2 years                                      0%

             2 years but less than 3 years                         20%

             3 years but less than 4 years                         40%

             4 years but less than 5 years                         60%

             5 years but less than 6 years                         80%

             6 years or more                                       100%

Notwithstanding the foregoing, the determination of a participant's Vested Interest in his Company Fixed Contribution Account, Matching Contribution Account, and Discretionary Company Contribution Account shall be subject to the following rules:

                  (a) A Participant shall become fully vested in his Company Fixed Contribution Account, Matching Contribution Account, and Discretionary Company Contribution Account upon the occurrence of any of the following events, if such Participant is then still an Employee:

                  (i)      Attainment of his sixty-fifth birthday;


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                  (ii)     Attainment of Early Retirement Date;

                  (iii)    Death; or

                  (iv)     Severance due to a Disability.

                  (b) In the case of a Participant who has incurred five (5) consecutive Breaks in Service, his Years of Service, if any, after such Breaks in Service shall not be taken into account for purposes of determining said Participant's Vested Interest in Company Contributions allocated to his Company Fixed Contribution Account, Matching Contribution Account, and Discretionary Contribution Account before such Breaks in Service.

                  (c) At the discretion of the Committee, and solely to the extent required to satisfy one of the tests described in Section 5.3(a) for a Plan Year, a Participant shall be one hundred percent (100%) vested in all or a portion of the Company Contributions allocated to his Company Fixed Contribution Account, Matching Contribution Account, and Discretionary Contribution Account for such Plan Year.

         C. A New Article XXII shall be added effective January 1, 1998, to read in its entirety as follows:

                                  ARTICLE XXII

         SPECIAL PROVISIONS REGARDING ACCOUNTS TRANSFERRED FROM THE JELLINEK, SCHWARTZ & CONNOLLY, INC. PROFIT SHARING/SECTION 401(K) PLAN AND TRUST.

         Section 22.1 IN GENERAL. The following special provisions in this
         Article XXII shall be effective as of January 1, 1998, and shall apply under the Plan to any Eligible Employee with an account under the Jellinek, Schwartz & Connolly, Inc. Profit Sharing/Section 401(k) Plan Trust (the "JSC Plan").

         Section 22.2 SEPARATE ACCOUNT MAINTENANCE. Notwithstanding any other provision hereof, amounts transferred from the JSC Plan shall be separately accounted for and such amounts (the "JSC Plan Benefits") may, in addition to other settlement forms available under the Plan, be distributed to a Participant upon attainment of age 59-1/2 without regard to whether the Participant is employed by the Company and upon incurring a Hardship as defined in Section 9.14 hereof. In addition, JSC Plan Benefits attributable to the so-called "Pension Account" may be distributed pursuant to any settlement option available to such benefits.

         Section 22.3 COMPUTATION OF SERVICE. Eligible Employees under this
         Section 22.3 shall have Years of Service computed pursuant to Section
         2.54 hereof. However, each Eligible Employee shall automatically receive credit for one Year of Service for the period beginning on his or her anniversary date occurring during the 12 month period



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         beginning on May 1, 1997 and ending on April 30, 1998, without regard to actual Hours of Service performed.

         IN WITNESS WHEREOF, this instrument of amendment is executed this __ day of _____, 1998.



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